Exhibit 24.3


                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders
MedAmicus, Inc.
Minneapolis, Minnesota

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated February 1, 1996, except for Note 12 as to which the date is March 8, 1996, which report was incorporated by reference in the Company's Annual Report on form 10-KSB for the year ended December 31, 1995, relating to the financial statements of MedAmicus, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                        McGLADREY & PULLEN, LLP


Minneapolis, Minnesota
November 12, 1996